EXHIBIT 15.1      LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

We are aware of the incorporation by reference in the Registration Statements and related Prospectuses of our report dated July 26, 1999, relating to the unaudited consolidated condensed interim financial statements of STERIS Corporation and Subsidiaries that are included in its Form 10-Q for the quarter ended June 30, 1999:

 Registration
     Number                                      Description                                                     Filing Date
----------------------   ----------------------------------------------------------------------    -----------------------------
    333-65155                     Form S-8 Registration Statement -- STERIS                                     October 1, 1998
                                  Corporation Long Term Incentive Stock Plan

    333-55839                     Form S-8 Registration Statement -- Nonqualified Stock                         June 2, 1998
                                  Option Agreement between STERIS Corporation and
                                  John Masefield and the Nonqualified Stock Option
                                  Agreement between STERIS Corporation and Thomas
                                  J. DeAngelo

    333-32005                     Form S-8 Registration Statement -- STERIS                                     July 24, 1997
                                  Corporation 1997 Stock Option Plan

    333-06529                     Form S-3 Registration Statement -- STERIS                                     June 21, 1996
                                  Corporation

    333-01610                     Post-effective Amendment to Form S-4 on Form S-8 --                           May 16, 1996
                                  STERIS Corporation

    33-91444                      Form S-8 Registration Statement -- STERIS                                     April 24, 1995
                                  Corporation 1994 Equity Compensation Plan

    33-91442                      Form S-8 Registration Statement -- STERIS                                     April 24, 1995
                                  Corporation 1994 Nonemployee Directors Equity
                                  Compensation Plan

    33-55976                      Form S-8 Registration Statement -- STERIS                                     December 21, 1992
                                  Corporation 401(k)Plan

    33-55258                      Form S-8 Registration Statement -- STERIS                                     December 4, 1992
                                  Corporation Amended and Restated Non-Qualified
                                  Stock Option Plan

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

   Ernst & Young LLP

Cleveland, Ohio
August 16, 1999